UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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NGM Biopharmaceuticals, Inc.
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NGM BIOPHARMACEUTICALS, INC.
333 Oyster Point Boulevard
South San Francisco, California 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of NGM Biopharmaceuticals, Inc., a Delaware corporation, referred to as the Company or NGM. The meeting will be held virtually on Tuesday, June 8, 2021 at 7:30 a.m. Pacific Daylight Time. Due to the ongoing public health concerns regarding the COVID-19 pandemic, in order to help protect the health and safety of our stockholders, directors and employees and to help facilitate stockholder participation, this year’s Annual Meeting will be held virtually through a live webcast at www.virtualshareholdermeeting.com/NGM2021. You will not be able to attend the Annual Meeting in person.
    At or before the Annual Meeting, stockholders are invited to consider and vote upon the following matters:
1.To elect to the Company’s Board of Directors the two nominees for Class II director named in the accompanying Proxy Statement to hold office until the Company’s 2024 annual meeting of stockholders and until their successors have been duly elected and qualified.
2.To ratify the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.
3.To conduct any other business properly brought before the meeting.
    The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.
You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/NGM2021 and entering the 16-digit control number on the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Please refer to the additional logistical details in the accompanying Proxy Statement. You may log into www.virtualshareholdermeeting.com/NGM2021 beginning at 7:15 a.m. Pacific Daylight Time on June 8, 2021.
Our Board of Directors has fixed the close of business on April 16, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, referred to as the Record Date. A list of our stockholders of record as of the close of business on the Record Date will be made available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/NGM2021.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 8, 2021, at 7:30 a.m. Pacific Daylight Time.
This Notice, the accompanying Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at www.proxyvote.com.

By Order of the Board of Directors,
/s/ Valerie Pierce
Valerie Pierce
Secretary, Senior Vice President, General Counsel and Chief Compliance Officer

South San Francisco, California
April 28, 2021

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or via the internet as instructed in these materials, as promptly as possible, in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Stockholders who attend the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/NGM2021 to vote online at the Annual Meeting.

NGM BIOPHARMACEUTICALS, INC.
333 Oyster Point Boulevard
South San Francisco, California 94080
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
JUNE 8, 2021
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we or your broker have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors, or the Board, of NGM Biopharmaceuticals, Inc. (referred to in this Proxy Statement as “we,” “us,” “our,” the “Company” or “NGM”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
    We intend to mail the Notice to each of our stockholders of record entitled to vote at the Annual Meeting beginning on or about April 29, 2021.
Will I receive any other proxy materials by mail?
No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639 and follow the instructions. You may also request a full set of the proxy materials by sending an email, referencing the 16-digit control number set forth in the Notice, to sendmaterial@proxyvote.com.
Why are we holding our Annual Meeting in a virtual format?
Following last year’s successful implementation of a virtual format for our annual meeting of stockholders, and in light of the ongoing public health and safety concerns related to the COVID-19 pandemic, we have decided to hold the Annual Meeting in a virtual format, which will be conducted via live webcast. We continue to believe that a virtual format helps to protect the health and safety of our stockholders, directors and employees and helps to facilitate stockholder participation by enabling stockholders to participate fully, and equally, from any location around the world without person-to-person contact, at no cost (other than any costs associated with your internet access, such as usage charges from internet access providers and telephone companies). A virtual annual meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving NGM and our stockholders time and resources. We also designed the virtual format of our Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. For example, last year’s virtual format allowed our stockholders to communicate with us during the meeting, enabling them to ask questions of our Board or management in live format. During the Annual Meeting, we will once again answer appropriate questions submitted during the meeting to the extent relevant to the business of the meeting and as time permits.
    Whether or not you expect to attend the Annual Meeting, please vote as soon as possible by one of the methods described in these proxy materials so that your shares will be represented and voted at the Annual Meeting.
How do I attend the Annual Meeting?
You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/NGM2021, where you will be able to listen to the meeting live, submit questions and vote. You will not be able to attend the Annual Meeting in person. Information on how to vote at the Annual Meeting is discussed below. The live Annual Meeting webcast will begin promptly at 7:30 a.m., Pacific Daylight Time. We encourage you to access the webcast prior to the start time. Online check-in will begin at 7:15 a.m. Pacific Daylight Time, and you should allow ample time for the check-in procedures.

What do I need in order to be able to participate in the Annual Meeting?

You will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the internet will be posted at www.virtualshareholdermeeting.com/NGM2021.
Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual meeting platform or submitting questions. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Will a list of record stockholders as of the Record Date be available?

A list of our stockholders of record as of the close of business on April 16, 2021, or the Record Date, will be made available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/NGM2021. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our principal executive offices located at 333 Oyster Point Boulevard, South San Francisco, California 94080. You may email NGM at ir@ngmbio.com to coordinate arrangements to view the stockholder list. Due to the COVID-19 pandemic, stockholders of record must make an appointment and must comply with our COVID-19 safety protocols.

For the Annual Meeting, how do we ask questions of management and the Board of Directors?

We plan to have a Q&A session at the Annual Meeting and will include as many stockholder questions, to the extent relevant to the business of the meeting, as the allotted time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/NGM2021. As noted above, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials in order to be able to submit questions during the Annual Meeting.

Who is entitled to vote at the Annual Meeting?
Only stockholders of record of NGM common stock as of the close of business on the Record Date, April 16, 2021, will be entitled to vote at the Annual Meeting. As of the Record Date, 76,956,135 shares of NGM common stock were outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting, vote by proxy through the internet or by telephone or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy through the internet or by telephone as instructed below, or by completing a proxy card that you may request or that we may elect to deliver at a later time. Stockholders of record who attend the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/NGM2021 to vote online during the meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 16-digit control number from your broker, bank or other nominee. Beneficial owners who attend the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/NGM2021 to vote online during the meeting.

What am I voting on?
There are two matters scheduled for a vote:
➢    Proposal No. 1 – To elect to our Board of Directors the two nominees for Class II director named herein to hold office until our 2024 annual meeting of stockholders and until their successors have been duly elected and qualified.
➢    Proposal No. 2 – To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.
What if another matter is properly brought before the Annual Meeting?
If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment. As of the date of this Proxy Statement, our Board of Directors did not know of any other matters to be presented for consideration at the Annual Meeting.
How do I vote?
For Proposal No. 1, you may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal No. 2, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that was delivered to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online at that time even if you have already voted by proxy.
➢    To vote online during the Annual Meeting, please go to www.virtualshareholdermeeting.com/NGM2021. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered you) or the instructions that accompanied your proxy materials. Once you have logged into the Annual Meeting, please follow the instructions to vote your shares. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions.
➢    To vote using a proxy card before the Annual Meeting, simply complete, sign and date the proxy card that you may request or that was delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
➢    To vote over the telephone before the Annual Meeting, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered you) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 7, 2021 to be counted.
➢    To vote through the internet before the Annual Meeting, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered you) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 7, 2021 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the instructions in the Notice to ensure that your vote is counted. Please also note that since you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 16-digit control number from your broker, bank or other nominee. Beneficial owners who attend the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/NGM2021 to vote during the meeting.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of NGM common stock you owned as of April 16, 2021.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing a proxy card, either by telephone, through the internet or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections or if you indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board of Directors, your shares will be voted, as applicable, “For” the election of the two nominees for director and “For” Proposal No. 2. If any other matter is properly presented at the Annual Meeting, your proxyholder will vote your shares using their best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank or other nominee with voting instructions, what happens?
If you are a beneficial owner of shares held in “street name” and you do not instruct your broker, bank or other nominee how to vote your shares, your broker, bank or other nominee may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other nominees that are subject to NYSE rules may generally vote in their discretion your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal No. 1, the election of directors, is considered to be “non-routine” under NYSE rules meaning that your broker, bank or other nominee may not vote your shares on Proposal No. 1 in the absence of your voting instructions. However, Proposal No. 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker, bank or other nominee by its deadline, your broker, bank or other nominee may generally vote in their discretion on Proposal No. 2.
If you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.
What are “broker non-votes”?
As discussed above, if a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other nominee holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other nominee does not have the authority to vote the beneficial owner’s shares on such “non-routine” matters. These un-voted shares are generally referred to and counted as “broker non-votes.” Since Proposal No. 1 is considered to be “non-routine” under NYSE rules, we expect broker non-votes to exist in connection with Proposal No. 1. Proposal No. 2 is considered to be “routine” under NYSE rules, and therefore we do not expect broker non-votes on Proposal No. 2.
As a reminder, if you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.
How many votes are needed to approve each proposal?
➢    Proposal No. 1 – For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. Broker non-votes and “Withhold” votes will have no effect on the outcome of Proposal No. 1.

➢    Proposal No. 2 – To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021, the proposal must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. As described above, because Proposal No. 2 is considered to be a “routine” matter under NYSE rules, your broker, bank or other nominee may generally vote in their discretion on Proposal No. 2 and therefore we do not expect any broker non-votes on Proposal No. 2.

Please note that virtual attendance at our Annual Meeting constitutes presence for purposes of the votes.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name

Yes. Proxies may be revoked at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following ways:
➢    You may submit a valid, later-dated proxy;
➢    You may submit a subsequent proxy by telephone or through the internet (only your last telephone or internet proxy will be counted) before 11:59 p.m. Eastern Daylight Time on June 7, 2021;
➢    You may send a timely written notice that you are revoking your proxy to our Secretary at 333 Oyster Point Boulevard, South San Francisco, California 94080; or
➢    You may attend the Annual Meeting and vote again online by following the instructions at www.virtualshareholdermeeting.com/NGM2021.
Beneficial Owner: Shares Registered in the Name of Broker or Bank

For shares held beneficially in “street name”, you must contact the bank, broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the Record Date, there were 76,956,135 shares outstanding and entitled to vote. Thus, the holders of 38,478,068 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date. Virtual attendance at our Annual Meeting constitutes presence for purposes of a quorum at the meeting.
What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all your shares are voted.
Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended report on Form 8-K to disclose the final results.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in our proxy materials for our 2022 annual meeting of stockholders, your proposal must be submitted in writing by December 30, 2021 to our Secretary at 333 Oyster Point Boulevard, South San Francisco, California 94080, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. However, if the 2022 annual meeting of stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after June 8, 2022, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Pursuant to our Amended and Restated Bylaws, or our bylaws, if you wish to submit a proposal (including a director nomination) at the 2022 annual meeting of stockholders that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 10, 2022 and no earlier than the close of business on February 8, 2022; provided, however, that if next year’s annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after June 8, 2022 your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, the proxy solicited by our Board of Directors for the 2022 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which NGM has not been provided with timely notice and (ii) any proposal made in accordance with our bylaws, if the 2022 proxy statement briefly describes the matter and how management proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with each class serving a staggered three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors unless the Board of Directors determines by resolution that any such vacancies will be filled by stockholders. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. Our Board of Directors presently has ten members, as follows: Class I directors: Shelly D. Guyer, Carole Ho, M.D., Mark Leschly and William J. Rieflin, whose terms will expire at the annual meeting of stockholders to be held in 2023; Class II directors: Jin-Long Chen, Ph.D., David Schnell, M.D. and McHenry T. Tichenor, Jr., whose terms will expire at the Annual Meeting; and Class III directors: David V. Goeddel, Ph.D., Suzanne Sawochka Hooper and David J. Woodhouse, Ph.D., whose terms will expire at the annual meeting of stockholders to be held in 2022.
Dr. Chen, a current Class II director, was recommended for re-election to our Board of Directors as a Class II director nominee by our Nominating and Corporate Governance Committee and was nominated for re-election by our Board of Directors. Dr. Chen was elected to our Board of Directors prior to our initial public offering pursuant to a voting agreement entered into with certain of our stockholders prior to the initial public offering that terminated upon completion of our initial public offering in April 2019. The other Class II director nominee, Roger M. Perlmutter, M.D., Ph.D., was nominated for election by our Board of Directors upon the recommendation of our Nominating and Corporate Governance Committee. Dr. Perlmutter is not currently a member of our Board of Directors. Dr. Perlmutter was originally recommended to the Nominating and Corporate Governance Committee for election to our Board of Directors by Dr. Goeddel as part of the Board’s stated objective to evolve the Board’s composition to include at least one more member with significant biopharmaceutical industry and operations experience. Particularly in light of the willingness of Dr. Perlmutter to serve as a director if elected, two of our current Class II directors, Dr. Schnell and Mr. Tichenor, who have served on our Board of Directors since January 2008 and March 2010, respectively, have notified us that they are resigning from our Board of Directors, effective upon the expiration of their respective terms at the Annual Meeting, and were not nominated for reelection. At the conclusion of the Annual Meeting, the size of the Board will be reduced to nine members.
If elected at the Annual Meeting, Drs. Chen and Perlmutter would serve until the annual meeting of stockholders to be held in 2024 and until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
    Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of both of the nominees named below. If either nominee becomes unavailable for election as a result of an unexpected occurrence, the Board of Directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. We have no reason to believe that either nominee will be unable to serve.
    The following includes a brief biography of both of the Class II director nominees standing for election at the Annual Meeting and each of our Class III and Class I directors continuing to serve on the Board of Directors, including their respective ages, as of April 29, 2021. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee or other current director should serve as a member of the Board of Directors.
Class II Director Nominees for Election for a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders
Jin-Long Chen, Ph.D., age 58, our founder, has served as a member of our Board of Directors and as our Chief Scientific Officer since January 2008. He was also NGM’s President until November 2014. From 2004 to 2008, Dr. Chen held various positions at Amgen Inc., or Amgen, most recently as its Vice President, Metabolic Research. Prior to joining Amgen, Dr. Chen was Vice President, Biology at Tularik Inc., or Tularik, a biotechnology company that was acquired by Amgen in 2004. He has served as a director of Tenaya Therapeutics, Inc. since 2016. Dr. Chen received a B.S. from Fu-Jen Catholic University, an M.S. from National Taiwan University and a

Ph.D. from the University of California, Berkeley. We believe that Dr. Chen’s extensive experience with NGM, which is a consequence of his long tenure as Chief Scientific Officer, brings necessary historic knowledge and continuity to our Board of Directors. In addition, we believe that his experiences prior to joining us provided him with operational and industry expertise that are important to our Board of Directors.
Roger M. Perlmutter, M.D., Ph.D., age 68, is a highly accomplished industry as well as academic leader with over 35 years of experience. From 2013 through 2020, he served as Executive Vice President, Merck & Co., and President, Merck Research Laboratories ("MRL"), where he supervised the discovery and development of numerous lifesaving medicines. From January through the present, Dr. Perlmutter is acting as chairman of MRL and as a member of the Executive Committee of Merck & Co., in each case in a non-executive, advisory position. He will leave those positions prior to the Annual Meeting. He has served as a director on numerous corporate board in the U.S. and Europe, and currently serves on the Board of insitro, a privately held machine learning-driven drug discovery and development company, on the Scientific Advisory Board of the CBC Group, a healthcare-dedicated investment platform, and as a Science Partner at The Column Group. Before joining Merck, Dr. Perlmutter spent 12 years as Executive Vice President and head of R&D at Amgen, Inc. from January 2001 to February 2012. Prior to assuming leadership roles in industry, Dr. Perlmutter was a professor in the Departments of Immunology, Biochemistry and Medicine at the University of Washington, Seattle, and also served as Chairman of its Department of Immunology, where he was at the same time an investigator of the Howard Hughes Medical Institute. Prior to his role at the University of Washington, he was a lecturer in the Division of Biology at the California Institute of Technology, Pasadena. Dr. Perlmutter is a Fellow of the American Academy of Arts and Sciences and the American Association for the Advancement of Science, and both a Distinguished Fellow and past president of the American Association of Immunologists. Dr. Perlmutter graduated from Reed College in 1973 and received his M.D. and Ph.D. degrees from Washington University in St. Louis in 1979.
The Board of Directors Recommends
a Vote “For” Both of the Nominees Named Above.
Class III Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders
David V. Goeddel, Ph.D., age 69, became Lead Independent Director of our Board of Directors in September 2018, after having served as Chairman since January 2008, and served as our Chief Executive Officer from 2008 to 2010. Dr. Goeddel has been a Managing Partner of The Column Group, or TCG, a venture capital partnership, since 2007. Dr. Goeddel co-founded Tularik in November 1991, was Vice President of Research until 1996 and Chief Executive Officer from 1996 through 2004. He served as Amgen’s first Senior Scientific Vice President until May 2006. Prior to Tularik, he was the first scientist hired by Genentech, Inc., and from 1978 to 1993 served in various positions, including Fellow, Staff Scientist and Director of Molecular Biology. Dr. Goeddel served as a director at RAPT Therapeutics, Inc., a publicly traded biotechnology company, from 2015 to June 2020. He currently serves on the boards of a number of privately-held companies. He is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. Dr. Goeddel received a B.S. in Chemistry from the University of California, San Diego and a Ph.D. from the University of Colorado. We believe that Dr. Goeddel’s scientific background, experience in the venture capital industry, experience serving as a director of other publicly-traded and privately-held life science companies and experience in founding and serving as Chief Executive Officer of a publicly-traded biopharmaceutical company give him the qualifications, skills and financial expertise to serve on our Board of Directors.
Suzanne Sawochka Hooper, age 55, has served as a member of our Board of Directors since August 2018. Ms. Hooper served as a member of the board of directors of Eidos Therapeutics, a subsidiary of BridgeBio Pharma, Inc., from August 2020 to January 2021. From March 2012 to March 2019, Ms. Hooper served as the Executive Vice President and General Counsel of Jazz Pharmaceuticals plc, a publicly-traded commercial stage pharmaceutical company. From 1999 until February 2012, she was a partner in the law firm Cooley LLP. Ms. Hooper received a J.D. from the University of California Berkeley School of Law and a B.A. in Political Science from the University of California, Santa Barbara. Ms. Hooper is a member of the State Bar of California. We believe that Ms. Hooper’s legal and business background and executive experience make her qualified to serve on our Board of Directors. In addition, Ms. Hooper’s experience as the Executive Vice President of a publicly-traded pharmaceutical company provided her with operational expertise that is important to our Board of Directors.
David J. Woodhouse, Ph.D., age 51, became our Chief Executive Officer and a member of our Board of Directors in September 2018, after having served as our Chief Financial Officer from March 2015 until September 2018. He was also our Acting Chief Financial Officer from September 2018 until July 2021. From 2002 to 2015, he was an investment banker at Goldman Sachs & Co. LLC, most recently as a managing director in the healthcare investment banking group and co-head of biotechnology investment banking. Earlier in his career, Dr. Woodhouse worked at Dynavax Technologies and also as a research assistant at Amgen, Inc. He currently serves on the board of directors of Surrozen Inc., a privately-held biotechnology company. Dr. Woodhouse received a B.A. in pharmacology from the University of California, Santa Barbara, an M.B.A. from the Tuck School of Business at Dartmouth and a Ph.D. in molecular pharmacology from Stanford University School of Medicine. We believe that Dr. Woodhouse’s experience with NGM, as well as his financial and executive experience, make him qualified to serve on our Board of Directors. In addition, Dr. Woodhouse’s experience in healthcare investment banking prior to joining us provided him with industry expertise that is important to our Board of Directors.
Class I Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders
Shelly D. Guyer, age 60, has served as a member of our Board of Directors since December 2019. Ms. Guyer has served as the Chief Financial Officer of Invitae Corporation, a publicly-traded leading medical genetics company, since June 2017. On November 5, 2020, Invitae Corporation announced that Ms. Guyer will transition from her role as Chief Financial Officer to a new role, leading Invitae’s sustainability efforts and will remain as the Chief Financial Officer while Invitae conducts a search for her successor. Mr. Guyer served as Chief Financial Officer of Veracyte, Inc., a genomic diagnostics company, from April 2013 to December 2016 and served as Veracyte’s Secretary from April 2013 to March 2014. From April 2008 to December 2012, she served as Chief Financial Officer and Executive Vice President of Finance and Administration of iRhythm Technologies, Inc. From March 2006 to August 2007, Ms. Guyer served as Vice President of Business Development and Investor Relations of Nuvelo, Inc.. Prior to joining Nuvelo, Inc., Ms. Guyer worked at J.P. Morgan Securities and its predecessor companies for over 17 years, serving in a variety of roles including in healthcare investment banking. Ms. Guyer received an A.B. in Politics from Princeton University and an M.B.A. from the Haas School of Business at the University of California, Berkeley. We believe that Ms. Guyer’s financial background and executive experience make her qualified to serve on our Board of Directors.
Carole Ho, M.D., age 48, has served as a member of our Board of Directors since June 2020. Dr. Ho also serves as Chief Medical Officer, Head of Development of Denali Therapeutics Inc., a biotechnology company, since June 2015. She currently serves on the board of directors of Beam Therapeutics Inc., a publicly-traded biotechnology company. Prior to joining Denali, Dr. Ho held various roles of increasing responsibility at Genentech between 2007 and 2015, and most recently as Vice President, Non-Oncology Early Clinical Development. From November 2006 to October 2007, Dr. Ho served as Associate Medical Director at Johnson & Johnson. From June 2002 to November 2006, she was an instructor in the Department of Neurology and Neurological Sciences at Stanford University. Dr. Ho completed a residency in neurology at Partners Neurology Residency of the Massachusetts General and Brigham and Women’s Hospital between 2004 and 2014 and was board certified in neurology and psychiatry. Dr. Ho received an M.D. from Cornell University and a B.S. in Biochemical Sciences from Harvard College. We believe that Dr. Ho’s medical background, executive experience and experience serving as a director of another publicly-traded life science company make her qualified to serve on our Board of Directors.
Mark Leschly, age 52, has served as a member of our Board of Directors since January 2008. Since July 1999, he has been a Managing Partner at Rho Capital Partners, Inc., a venture capital management company. Since 2017, Mr. Leschly has been the Chairman and Chief Executive Officer of Universal Tennis, LLC, which is the developer of a software platform for tennis analytics and tournament management. Since 2014, Mr. Leschly has also been the owner and managing member of Iconica LLC. From 2002 to 2016, he was a member of the board of directors of Anacor Pharmaceuticals, Inc. Mr. Leschly also serves on the board of a number of private companies. Mr. Leschly received an A.B. from Harvard University and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Leschly’s experience in venture capital and in investing in life sciences companies is valuable to our Board of Directors. In addition, we believe that Mr. Leschly’s prior service on the boards of several public companies has given him experience in corporate governance matters, which is valuable in his position as a director.
William J. Rieflin, age 61, became Executive Chairman of our Board of Directors in September 2018, after having served as our Chief Executive Officer and a member of our Board of Directors since September 2010. From 2004 until 2010, he served as President of XenoPort, Inc. From 1996 to 2004, he held various positions with Tularik, most recently serving as Executive Vice President, Administration, Chief Financial Officer, General Counsel and Secretary. Mr. Rieflin has served as a director at RAPT Therapeutics, Inc., a publicly-traded biotechnology company, since 2015, at Kallyope Inc., a privately-held biotechnology company, since 2016, at Lyell Immunopharma, Inc., a privately-held biotechnology company, since 2020 and at Lycia Therapeutics, Inc., a privately-held biotechnology company, since 2020. Mr. Rieflin also served as a director of XenoPort until its acquisition in 2016 and as a director of Anacor Pharmaceuticals until its acquisition in 2016. Mr. Rieflin received a B.S. from Cornell University, an M.B.A. from the University of Chicago Graduate School of Business and a J.D. from Stanford Law School. We believe that

Mr. Rieflin’s extensive experience with NGM, which is a consequence of his tenure as Chief Executive Officer, brings necessary historic knowledge and continuity to our Board of Directors. In addition, we believe that his prior experiences provided him with operational and industry expertise that are important to our Board of Directors.

CORPORATE GOVERNANCE AND BOARD MATTERS
Overview
We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on the Investors & Media section of our website, www.ngmbio.com, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating and Corporate Governance Committees. We believe that our corporate governance policies and practices, including the substantial percentage of independent directors on our Board of Directors and the appointment of a Lead Independent Director, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure.
Independence of the Board of Directors
As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each of our directors and nominee for director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that Drs. Goeddel, Ho and Schnell, Messrs. Leschly and Tichenor and Messes. Guyer and Hooper do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is otherwise “independent” as that term is defined under applicable Nasdaq listing standards. In addition, based upon information requested from and provided by Dr. Perlmutter concerning his background, employment and affiliations, including family relationships, our Board of Directors determined that, after completing his relationships with MRL and Merck & Co. prior to the Annual Meeting, Dr. Perlmutter will not have any relationships that would interfere with his exercise of independent judgment in carrying out the responsibilities of a director and that Dr. Perlmutter will be otherwise “independent” as that term is defined under applicable Nasdaq listing standards.

Our Board of Directors determined that Dr. Woodhouse is not considered independent because he currently serves as our Chief Executive Officer, Mr. Rieflin is not considered independent because he currently serves as our Executive Chairman and Dr. Chen is not considered independent because he currently serves as our Chief Scientific Officer. In addition, our Board of Directors previously determined that Peter Svennilson, who served as a director during 2020 and did not stand for re-election at our 2020 annual meeting of stockholders, was independent under applicable Nasdaq listing standards. Our Board of Directors has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. In making these independence determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
It is our policy that the positions of Chief Executive Officer and Chairman of the Board of Directors may be held by the same person. However, the positions of Chairman of the Board of Directors and Chief Executive Officer are currently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Executive Chairman to lead our Board of Directors in its fundamental role of providing advice to and oversight of members of management. Although our bylaws and Corporate Governance Guidelines do not require that we separate the Chairman and Chief Executive Officer positions, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time. Our Board of Directors recognizes that, depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board of Directors may periodically review its leadership structure. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

Our Corporate Governance Guidelines provide that in the event the Chairman is not an independent director, our Board of Directors may designate one of the independent directors to serve as Lead Independent Director. Our Board of Directors has appointed Dr. Goeddel to serve as our Lead Independent Director. Specific roles and responsibilities of the Lead Independent Director, which are detailed in our Corporate Governance Guidelines, include:
•establishing the agenda with the Chairman and Chief Executive Officer for regular meetings of the Board of Directors and serving as Board meeting chair in the absence of the Chairman;
•establishing the agenda for meetings of the independent directors;
•coordinating with the committee chairs regarding meeting agendas and informational requirements;
•presiding over meetings of the independent directors;
•presiding over any portions of meetings of the Board of Directors at which the evaluation or compensation of the Chief Executive Officer or Chairman is presented or discussed;
•presiding over any portions of meetings of the Board of Directors at which the performance of the Board of Directors is presented or discussed; and
•coordinating the activities of the other independent directors and performing such other duties as may be established or delegated by the Chairman or the Board of Directors.
As discussed above, except for our Chief Executive Officer, Executive Chairman and Chief Scientific Officer, our Board of Directors is comprised of independent directors. The active involvement of these independent directors, combined with the qualifications and significant responsibilities of our Lead Independent Director, provide balance on the Board of Directors and promote strong, independent oversight of our management and affairs.
Role of the Board of Directors in Risk Oversight
Our Board of Directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board of Directors, as a whole and through its committees, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations and the financial condition and performance of the Company. Our Board of Directors and its committees focus their oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. While our Board of Directors is ultimately responsible for risk oversight at the Company, our Board of Directors has delegated to its committees oversight of risks associated with their respective areas of responsibility, as summarized below. In addition, while our Board of Directors and its committees have an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company. In turn, the Company’s senior management reports to the Board of Directors and its committees on areas of material risk to the Company, including strategic, operational, financial, cybersecurity, legal and regulatory risks and, when appropriate, the committees provide reports to the full Board of Directors on these and other areas for review.
Our Board of Directors has delegated to the Audit Committee the primary responsibility for the oversight of the major financial and legal compliance risks facing our business. In this regard, the Audit Committee is responsible for overseeing our financial reporting process on behalf of our Board of Directors and reviewing with management and our auditors, as appropriate, our major financial and legal compliance risk exposures and the steps taken by management to monitor and control these exposures, including risks relating to data privacy, technology and information security, including cyber security and back-up of information systems. The Compensation Committee is responsible for overseeing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee oversees the management of risks associated with our corporate governance practices and overall board effectiveness, and reviews senior management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics.

Meetings of the Board of Directors; Annual Meeting Attendance
The Board of Directors met five times during 2020. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of 2020 for which he or she was a director or committee member. In accordance with our Corporate Governance Guidelines, our directors are encouraged, but not required, to attend each annual meeting of stockholders. All of our directors attended our 2020 annual meeting of stockholders held on May 20, 2020.
Information Regarding Committees of the Board of Directors
The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2020 for each of these committees:

Name	Audit	Compensation	Nominating and Corporate Governance
David V. Goeddel, Ph.D.			✓
Shelly D. Guyer	✓*
Suzanne Sawochka Hooper	✓		✓*
Mark Leschly	✓
David Schnell, M.D.(1)		✓*
McHenry T. Tichenor, Jr.(1)	✓	✓
Number of Meetings	5	5	1
________________________________
*Committee Chair; Mr. Tichenor was Chair of the Audit Committee until May 2020.
(1)    Each of Dr. Schnell’s and Mr. Tichenor’s term of office will expire at the Annual Meeting.
Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The written charters of the committees are available to stockholders on the Investors & Media section of our website at www.ngmbio.com. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.
Audit Committee
Our Audit Committee consists of Messrs. Leschly and Tichenor and Messes. Guyer and Hooper, each of whom our Board of Directors has determined satisfies the independence requirements under the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Chair of our Audit Committee is Ms. Guyer, whom our Board of Directors has determined is an “audit committee financial expert” as defined by applicable SEC rules. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with the applicable Nasdaq listing standards. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of her or his employment. The functions of this committee include:
•assisting our Board of Directors in overseeing our corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of our financial statements and systems of disclosure controls and procedures, as well as the quality and integrity of our financial statements and reports;
•assisting our Board of Directors in assessing the qualifications and independence of, and overseeing the performance of, our registered public accounting firm or firms engaged as our independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services;
•reviewing and considering any related party transaction for approval or disapproval, as the case may be, and providing oversight of related party transactions;
•preparing the required report of the Audit Committee for inclusion in our annual proxy statement; and

•reviewing and assessing the performance of the Audit Committee at least annually and periodically assessing the adequacy of its charter.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the audit firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Respectfully submitted,
The Audit Committee of the Board of Directors

Shelly D. Guyer (Chair)
Suzanne Sawochka Hooper
Mark Leschly
McHenry T. Tichenor, Jr.
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our Compensation Committee consists of Dr. Schnell and Mr. Tichenor and the Chair of our Compensation Committee is Dr. Schnell. Our Board of Directors has determined that each of Dr. Schnell and Mr. Tichenor is independent under the Nasdaq listing standards. The functions of this committee include:
•overseeing our overall compensation strategy;
•reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•evaluating our Chief Executive Officer’s and Executive Chairman’s performance in light of relevant corporate performance goals and objectives and determining and approving, or reviewing and recommending to the Board of Directors for approval, the compensation and other terms of employment of the Chief Executive Officer and Executive Chairman;
•reviewing and determining the compensation to be paid to our other executive officers and senior management;
•reviewing and recommending to the Board of Directors the type and amount of compensation to be paid or awarded to directors;
•adopting, amending, terminating and administering our compensation plans and programs; and
•reviewing and assessing, at least annually, the performance of the Compensation Committee and the adequacy of its charter.
Compensation Committee Processes and Procedures
The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Company’s Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or his individual performance. The Company’s Executive Chairman may also not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or his individual performance.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants as the Compensation Committee deems necessary or appropriate in carrying out its duties. In particular, the Compensation Committee has the sole authority to select, retain and terminate any compensation consultant to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee engaged Radford, an Aon Hewitt company, or Radford, to assist the Compensation Committee in developing the Company’s overall executive, director and employee compensation programs, including base pay, bonus percentage and equity awards. The Compensation Committee analyzed whether the work of Radford as a compensation consultant raised any conflict of interest, taking into consideration the factors set forth in the SEC and Nasdaq rules regarding compensation advisor conflicts of interest and independence. The Compensation Committee concluded, based on its analysis of those factors, that the work of Radford and the individual compensation advisors employed by the firm as a compensation consultant to the Company is free from any conflict of interest.

To assist in determining bonus compensation for 2020 and overall compensation for 2021, Radford and the Compensation Committee reviewed a peer group of publicly traded companies in the life sciences industry at a stage of development, market capitalization and size comparable to the Company. The Compensation Committee believed these companies were generally comparable to the Company and that the Company competed with these companies for talent, including executive talent. In addition to the publicly available information with respect to peer group companies, Radford gathered competitive market data from the Radford Global Life Sciences Survey of the peer group companies participating in the survey and public pre-commercial biopharmaceutical companies for the Compensation Committee’s analysis of executive compensation with market capitalization between $400 million and $3.6 billion and headcount between 100 and 500 employees.

For compensation decisions for executives other than the Company’s Chief Executive Officer and Executive Chairman, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the Chief Executive Officer. The evaluation of the performance of the Company’s Chief Executive Officer and Executive Chairman is conducted by the Compensation Committee in consultation with the Board.
Compensation Committee Interlocks and Insider Participation
Neither Dr. Schnell nor Mr. Tichenor is or has been an officer or employee of our Company. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Dr. Goeddel and Ms. Hooper, who serves as Chair. Our Board of Directors has determined that Dr. Goeddel and Ms. Hooper are independent under the applicable Nasdaq listing standards. The functions of this committee include:
•developing, reviewing and assessing our corporate governance documents, including our Corporate Governance Guidelines and Code of Business Conduct and Ethics, and reviewing management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules;
•identifying and evaluating candidates to serve as directors consistent with the criteria approved by our Board of Directors;
•recommending candidates for selection to our Board of Directors, or, to the extent required below, to serve as nominees for director for the annual meeting of stockholders;
•reviewing, discussing and assessing the performance of our Board of Directors and its committees;

•making other recommendations to our Board of Directors regarding the Board’s leadership structure and other affairs relating to our directors; and
•reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors and the competencies of the individual members, the current and future operating requirements of NGM and the long-term interests of stockholders, with the objective of having a balanced and effective Board of Directors that reflects a variety of characteristics, perspectives, skills and professional experience. The Nominating and Corporate Governance Committee’s review and periodic assessments of the characteristics, perspectives, skills and professional experience it seeks in the Board as a whole, and in individual directors, in connection with its review of the Board’s composition, enables it to assess the effectiveness of its goal of achieving a balanced and effective Board with diversity. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity in terms of background, perspective and experience, including diversity with respect to race, ethnicity, gender and sexual orientation, and such other factors as it deems appropriate, given the current needs of the Board of Directors and NGM. The Nominating and Corporate Governance Committee and our Board of Directors are committed to actively seeking out highly-qualified candidates who are women or from underrepresented communities who meet the applicable business and search criteria to include in the pool of candidates from which director nominees are chosen.

The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. For example, in June 2020, the Nominating and Corporate Governance Committee and our Executive Chairman, with the assistance of an outside search firm, identified Dr. Ho as a potential candidate for the Board. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviewed these directors’ service to NGM, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors’ independence, as well as the overall composition of the Board and the desire to add new skill sets, expertise and diversity to the Company. In the case of all director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 333 Oyster Point Boulevard, South San Francisco, California 94080, Attn: Secretary. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Secretary will forward such communication to the Board of Directors.
Stockholder Communications with the Board of Directors
Our Board of Directors believes that stockholders should have an opportunity to communicate with the Board of Directors and efforts have been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that our responsiveness to stockholder communications to the Board of Directors has been excellent. Stockholders wishing to communicate with the Board of Directors or an individual director may send a written communication to the Board of Directors or such director c/o NGM Biopharmaceuticals, Inc., 333 Oyster Point Boulevard, South San Francisco, California 94080, Attn: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.
Code of Business Conduct and Ethics
We adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The full text of our Code of Business Conduct and Ethics is posted on the Investors & Media section of our website at www.ngmbio.com. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above.
Corporate Governance Guidelines
As part of our Board of Directors’ commitment to enhancing stockholder value over the long term, our Board of Directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of the Company and to assist our Board of Directors in the exercise of its responsibilities. Our Corporate Governance Guidelines cover, among other topics, Board composition and structure, Board membership criteria, director independence, Board and Board committee assessments, committees of the Board of Directors, Board access to management and outside advisors and director orientation and education. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed on the Investors & Media section of our website at www.ngmbio.com.
Hedging and Pledging Policy

We have adopted a policy, which applies to all of our directors and employees (including officers), that prohibits, among other things, short selling of our securities, trading derivative securities of the Company (other than employee stock options) and purchasing our securities on margin or holding our securities in a margin account. The policy also provides that directors and employees (including officers) are prohibited from engaging in any hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, officers and employees may not engage in any transaction in our securities without first obtaining pre-clearance of the transaction from our Chief Financial Officer, General Counsel or their respective designees.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP was engaged in 2008 and has audited our consolidated financial statements since 2008. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
    Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
    The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve this Proposal No. 2.
The Board of Directors Recommends
a Vote “For” Proposal No. 2.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to NGM for the years ended December 31, 2019 and 2020, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2019	2020
	(in thousands)
Audit Fees(1)	$1,174,435	$1,113,550
Audit-Related Fees(2)	67,800	230,000
All Other Fees(3)	3,600	2,510
Total Fees	$1,245,835	$1,346,060
_______________________________
(1)Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual consolidated financial statements, the review of interim financial statements, and related services.
(2)Audit-Related Fees consisted of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)All other fees for services that are not included under the “Audit” or “Audit-Related” categories were associated with fees related to an on-line subscription to an Ernst & Young LLP database.
All services to be performed and fees to be incurred subsequent to our initial public offering in April 2019 were pre-approved by our Audit Committee.
Pre-Approval Procedures
The Audit Committee has procedures in place for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
    The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2021 (except as noted) by:
•each director and nominee for director;
•each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this Proxy Statement as our named executive officers);
•all current executive officers and directors as a group; and
•all those known by us to be beneficial owners of more than five percent of our outstanding common stock.
This table is based upon information supplied by officers and directors, as well as Schedules 13G or 13D filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 76,913,578 shares outstanding on April 1, 2021, adjusted as required by rules promulgated by the SEC.
Except as otherwise noted below, the address for persons listed in the table is c/o NGM Biopharmaceuticals, Inc., 333 Oyster Point Boulevard, South San Francisco, California 94080.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities affiliated with The Column Group(1)	17,993,932	23.4%
Merck Sharp & Dohme Corp.(2)	12,955,016	16.8%
Prospect Ventures Partners III, L.P.(3)	4,925,000	6.4%
Named Executive Officers and Directors
Jin-Long Chen, Ph.D.(4)	2,808,558	3.6%
David V. Goeddel, Ph.D.(5)	18,224,738	23.7%
Shelly D. Guyer(6)	66,003	*
Carole Ho, M.D.(7)	39,515	*
Suzanne Sawochka Hooper(8)	110,806	*
Mark Leschly(9)	3,807,472	4.9%
William J. Rieflin(10)	3,129,201	4.0%
David Schnell, M.D.(11)	4,965,806	6.5%
McHenry T. Tichenor, Jr.(12)	1,913,120	2.5%
David J. Woodhouse, Ph.D.(13)	1,650,000	2.1%
Roger M. Perlmutter, M.D., Ph.D. (nominee)	—	—
Siobhan Nolan Mangini(14)	304,166	*
All executive officers and directors as a group (13 persons)(15)	37,465,026	45.9%
_______________________________
*Represents beneficial ownership of less than 1%.
(1)Consists of (i) 11,103,333 shares held of record by The Column Group, LP, (ii) 2,265,758 shares held of record by The Column Group II, LP, (iii) 100,000 shares held of record by The Column Group GP, LP, (iv) 100,000 shares held of record by The Column Group Management, LP, (v) 1,298,908 shares held of record by Ponoi Capital, LP, (vi) 1,298,908 shares held of record by Ponoi Capital II, LP, and (vii) 1,827,025 shares held of record by The Column Group III, LP and The Column Group III-A, LP. Mr. Peter Svennilson and Dr. Goeddel are managing partners of The Column Group GP, LP, The Column Group II GP, LP and the Column Group Management, LP, which are the general partners of The Column Group, LP and The Column Group II, LP, respectively, and share voting and investment power with respect to such shares. Mr. Svennilson, Dr. Goeddel and Dr. Tim Kutzkey are managing partners of Ponoi Management, LLC and Ponoi II Management, LLC, which are the general partners of Ponoi Capital, LP and Ponoi Capital II, LP, respectively, and share voting and investment power with respect to such shares. Mr. Svennilson, Dr. Goeddel and Dr. Kutzkey are managing partners of The Column Group III GP, LP, which is the general partner of The Column Group III, LP and The Column Group III-A, LP, and share voting and investment power with respect to such shares. The principal address of The Column Group, LP is 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129.
(2)The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on April 9, 2019. The Schedule 13G provides information as of April 8, 2019 and, consequently, the beneficial ownership of the reporting person may have changed between April 8, 2019 and April 1, 2021. The principal address of Merck Sharp & Dohme Corp. is One Merck Drive, Whitehouse Station, New Jersey 08889.
(3)The voting and investment power with respect to such shares is shared by the following managing members of its general partner, Prospect Management Co. III, L.L.C.: Dr. Schnell and Dr. Russell Hirsch. The principal address of Prospect Venture Partners III L.P. is 525 University Avenue, Suite 1350, Palo Alto, California 94301.
(4)Consists of (i) 970,005 shares, (ii) 225,000 shares held in trusts for which Dr. Chen shares voting and investment control and (iii) 1,613,553 shares issuable pursuant to options exercisable within 60 days of April 1, 2021, of which 1,375,532 shares have vested as of April 1, 2021.
(5)Consists of (i) 80,000 shares held in the David V. Goeddel and Alena Z. Goeddel 2004 Trust, (ii) 110,000 shares held in the Alena Z. Goeddel Irrevocable Trust, (iii) 40,806 shares issuable pursuant to options exercisable within 60 days of April 1, 2021, of which 36,604 shares have vested as of April 1, 2021 and (iv) the shares described in footnote (1) above.
(6)Consists of 66,003 shares issuable pursuant to options exercisable within 60 days of April 1, 2021, of which 33,101 shares have vested as of April 1, 2021.
(7)Consists of 39,515 shares issuable pursuant to options exercisable within 60 days of April 1, 2021, of which no shares have vested as of April 1, 2021.
(8)Consists of (i) 7,000 shares and (ii) 103,806 shares issuable pursuant to options exercisable within 60 days of April 1, 2021, of which 89,103 shares have vested as of April 1, 2021.
(9)Consists of (i) 3,462,648 shares held of record by Rho Ventures V, L.P., (ii) 304,018 shares held of record by Rho Ventures V Affiliates L.L.C. and (iii) 40,806 shares issuable pursuant to options exercisable within 60 days of April 1, 2021, of which 36,604 shares have vested as of April 1, 2021. Mr. Leschly is a managing member of Rho Capital Partners LLC, which is the managing member of the general partner of Rho Ventures V, L.P. and of the managing member of Rho Ventures V Affiliates L.L.C.
(10)Consists of (i) 2,769,168 shares held in trust for which Mr. Rieflin serves as trustee and shares voting and investment control, (ii) 3,367 shares purchased under the Company’s 2019 Employee Stock Purchase Plan and (iii) 356,666 shares issuable pursuant to options exercisable within 60 days of April 1, 2021, of which 239,374 shares have vested as of April 1, 2021.
(11)Consists of (i) 40,806 shares issuable pursuant to options exercisable within 60 days of April 1, 2021, of which 36,604 shares have vested as of April 1, 2021, and (ii) the shares described in footnote (3) above. Dr. Schnell’s term of office will expire at the Annual Meeting.
(12)Consists of (i) 1,872,314 shares held of record by Tichenor Ventures, LLC., for which Mr. Tichenor is the President and Managing Partner and has sole voting and investment power with respect to such shares and (ii) 40,806 shares issuable pursuant to options exercisable within 60 days of April 1, 2021, of which 36,604 shares have vested as of April 1, 2021. The principal address of Tichenor Ventures, LLC is 100 Crescent Court, Suite 700, Dallas, Texas 75201. Mr. Tichenor’s term of office will expire at the Annual Meeting.
(13)Consists of (i) 80,000 shares held in trust for which Dr. Woodhouse serves as trustee and shares voting and investment control and (ii) 1,570,000 shares issuable pursuant to options exercisable within 60 days of April 1, 2021, of which 1,019,739 shares have vested as of April 1, 2021.
(14)Consists of 304,166 shares issuable pursuant to options exercisable within 60 days of April 1, 2021, of which 3,125 shares have vested as of April 1, 2021.
(15)Consists of (i) 32,806,427 shares held of record or beneficially owned by our executive officers and directors as a group and (ii) 4,658,599 shares issuable pursuant to options exercisable by our executive officers and directors as a group within 60 days of April 1, 2021, of which 3,101,702 shares have vested as of April 1, 2021.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in our common stock and our other securities with the SEC. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all reports they file with the SEC pursuant to Section 16(a).
Based solely on our review of the Section 16(a) filings our executive officers, directors and greater than 10% beneficial owners made with the SEC during the year ended December 31, 2020, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met in a timely manner, except that Siobhan Nolan Mangini, our Chief Financial Officer, filed one Form 4 late, which included one transaction.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of April 29, 2021:

Name	Age	Position
William J. Rieflin(1)	61	Executive Chairman of the Board of Directors
David J. Woodhouse, Ph.D. (2)	51	Chief Executive Officer and Director
Siobhan Nolan Mangini	40	Chief Financial Officer
Jin-Long Chen, Ph.D.(3)	58	Founder, Chief Scientific Officer and Director
Hsiao D. Lieu, M.D.	50	Senior Vice President, Chief Medical Officer
Valerie Pierce	58	Senior Vice President, General Counsel and Chief Compliance Officer
_______________________________
(1)Please see “Class I Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders” for Mr. Rieflin’s biography.
(2)Please see “Class III Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders” for Dr. Woodhouse’s biography.
(3)Please see “Class II Director Nominees for Election for a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders” for Dr. Chen’s biography.
Siobhan Nolan Mangini, age 40, has served as our Chief Financial Officer since July 2020. Prior to that, Ms. Nolan Mangini served in various roles at Castlight Health, Inc., a healthcare technology company, from 2012 to February 2020, and most recently as President from December 2019 to February 2020 and President and Chief Financial Officer from July 2019 to December 2019. Prior to that, she served as Chief Financial Officer, from July 2016 to July 2019; Vice President, Finance & Business Operations, from October 2015 to July 2016; Senior Director, Financial Planning & Business Operations, from November 2014 to September 2015; and Director, Strategy & Business Development, from February 2012 to November 2014. Prior to joining Castlight Health, Ms. Nolan Mangini worked at Bain & Company, a management consulting company, from 2009 to January 2012, working in the health care and private equity practices. She currently serves as a member of the board of directors of Artemis Health Inc., a private healthcare technology company. Ms. Nolan Mangini holds a B.S. in Economics from The Wharton School at the University of Pennsylvania, an M.B.A. from the Graduate School of Business at Stanford University and an M.P.A. from The Kennedy School of Government at Harvard University.

Hsiao D. Lieu, M.D., age 50, has served as our Senior Vice President, Chief Medical Officer since March 2019. Prior to that, Dr. Lieu worked at Genentech from November 2017 to March 2019 as Vice President of Early Clinical Development for non-oncology molecules. He also worked at Eli Lilly and Company from July 2012 through November 2017, where he held various leadership roles, most recently as Global Brand Development Leader, Autoimmune, Taltz®. Prior to joining Eli Lilly, Dr. Lieu was a co-founder and Chief Executive Officer of RetinoRx, LLC and Chief Medical Officer and Executive Vice President at Niles Therapeutics, Inc. and held clinical development leadership roles with Portola Pharmaceuticals, Inc. and CV Therapeutics, Inc. (which was acquired by Gilead Sciences, Inc). Dr. Lieu was an attending cardiologist at San Francisco General Hospital from 2002 to 2013 and an adjunct Associate Clinical Medical Professor at University of California, San Francisco. Dr. Lieu received his M.D. from Albert Einstein College of Medicine and B.A. from New York University.

Valerie Pierce, age 58, has served as our Senior Vice President, General Counsel and Chief Compliance Officer since October 2019. Prior to joining NGM, Ms. Pierce served as Senior Vice President, Associate General Counsel at Jazz Pharmaceuticals plc from August 2017 through September 2019 and Vice President, Associate General Counsel from September 2012 through August 2017, where she was responsible for corporate governance and securities matters, transactional support, legal operations and a wide variety of other matters. Before Jazz, Ms. Pierce worked in various in-house positions, including Vice President and Senior Transactional Counsel at Amyris, Inc., Senior Vice President and General Counsel at Sunesis Pharmaceuticals, Inc., General Counsel at the Institute for OneWorld Health and earlier roles at Tularik Inc. and ALZA Corporation. Ms. Pierce received a B.A. from Yale University and a J.D. from Yale Law School.

EXECUTIVE COMPENSATION
The following table shows for the years ended December 31, 2019 and 2020, the compensation awarded to or paid to, or earned by, our Chief Executive Officer and each of our two other most highly compensated executive officers during the fiscal year ended December 31, 2020, or the named executive officers.
Summary Compensation Table for 2020

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation(3)	Total ($)
David J. Woodhouse, Ph.D.	2020	525,000	200,000	3,833,880	750	4,559,630
Chief Executive Officer	2019	490,000	125,000	1,476,400	750	2,092,150
Siobhan Nolan Mangini (4)	2020	199,695	155,000	3,458,520	750	3,813,965
Chief Financial Officer
Jin-Long Chen, Ph.D.	2020	515,000	175,000	1,677,323	750	2,368,073
Founder and Chief Scientific Officer	2019	500,000	125,000	1,291,850	750	1,917,600
_______________________________
(1)Amounts represent discretionary annual cash bonuses awarded for the year indicated and, in the case of Ms. Nolan Mangini, includes a $75,000 sign-on bonus paid to Ms. Nolan Mangini in 2020 in connection with her commencement of employment with us. Ms. Nolan Mangini’s sign-on bonus is repayable to us on a prorated basis if Ms. Nolan Mangini voluntarily resigns her employment with us within two years of her employment commencement date. For a description of the Company’s discretionary cash bonuses for 2020, see “Narrative to Summary Compensation Table—Annual Cash Bonuses.”
(2)Amounts represent the aggregate grant date fair value of stock options granted to our named executive officers during 2019 and 2020, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.
(3)Amounts shown in this column represent defined contribution retirement matching contributions (made in the form of shares of our common stock) provided to the named executive officers on the same terms as provided to all of our regular full-time employees in the United States. For more information regarding these benefits, see below under “Other Elements of Compensation—401(k) Plan and Matching Plan.”
(4)Ms. Nolan Mangini joined the Company as our Chief Financial Officer in July 2020.

Narrative to Summary Compensation Table
Base Salary
We recognize the importance of base salary as an element of compensation that helps to attract and retain our executive officers. We provide base salary as a fixed source of cash compensation to recognize each named executive officer’s day-to-day responsibilities, which is designed to provide an appropriate and competitive base level of current cash income for the named executive officers. The 2020 annual base salaries of Drs. Woodhouse and Chen were determined and approved by the Board of Directors (with respect to Dr. Woodhouse) and by the Compensation Committee (with respect to Dr. Chen) in early 2020, with retroactive effect to January 1, 2020, as listed in the table below.

Pursuant to our employment offer letter with Ms. Nolan Mangini dated as of May 20, 2020, her initial annual base salary was $425,000.

Named Executive Officer	2020 Base Salary
David J. Woodhouse, Ph.D.	$525,000
Siobhan Nolan Mangini	$425,000
Jin-Long Chen, Ph.D.	$515,000
In February 2021, the Compensation Committee approved for our named executive officers other than Dr. Woodhouse, and recommended that the Board of Directors approve for Dr. Woodhouse, in each case effective

January 1, 2021, the following base salaries: for Dr. Woodhouse, $580,000; for Ms. Nolan Mangini, $435,000; and for Dr. Chen, $530,000. The Board of Directors approved Dr. Woodhouse’s 2021 base salary based on the Compensation Committee’s recommendation in March 2021.
Annual Cash Bonuses
We maintain an annual cash incentive bonus program in which each of our named executive officers participated in 2019 and 2020. Each of our named executive officers’ bonus award guideline is expressed as a percentage of base salary. Whether or not a bonus is paid for any year is solely within the discretion of the Compensation Committee. Bonus award guidelines for 2020 for our named executive officers were originally set at 25% of their respective base salaries. After reviewing peer company data with Radford, in October 2020, the Compensation Committee determined to increase the bonus award guidelines for employees at the vice president level and above, including our named executive officers, to 30%.

For 2020, our named executive officers were eligible to earn discretionary annual cash bonuses based on the achievement of certain corporate performance objectives approved by our Board of Directors and an assessment of each named executive officer’s individual performance during 2020. While the Compensation Committee established general guidelines related to bonus target amounts and linking the determination of each named executive officer’s bonus to corporate performance objectives approved by our Board of Directors, the Compensation Committee exercised broad discretion in determining the amount of bonuses and did not attempt to quantify the level of achievement of corporate performance objectives or each named executive officer’s individual performance during 2020. Accordingly, we do not consider these bonuses to be “non-equity incentive plan compensation” within the meaning of applicable SEC rules. Consistent with past practice, our Board of Directors set intentionally aggressive 2020 corporate performance goals in two broad strategic areas: research and development programs and corporate operations. In early 2021, the Compensation Committee reviewed the Company’s achievements against our 2020 corporate goals and, based on the level of corporate achievement in 2020 and input from other members of the Board of Directors regarding goal achievement, the bonus pool for the Company was fully funded.

While the bonus pool was fully funded based on the level of corporate achievement, the Compensation Committee approved (or, with respect to Dr. Woodhouse, recommended that the Board of Directors approve) actual bonus payments for 2020 for each named executive officer, as set forth in the table below, on a discretionary basis. The Compensation Committee took into consideration the bonus award guidelines of 30% for each of the named executive officers as described above, as well as overall company achievements and each named executive officer’s individual performance during 2020. Our Board of Directors approved Dr. Woodhouse’s 2020 bonus based on the Compensation Committee’s recommendation in March 2021. Ms. Nolan Mangini’s bonus was prorated based on her employment commencement date.

Named Executive Officer	2020 Discretionary Cash Bonus Award
David J. Woodhouse, Ph.D.	$200,000
Siobhan Nolan Mangini	$80,000
Jin-Long Chen, Ph.D.	$175,000
Equity Compensation
We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate executive officers, and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment, as well as annual grants. Annual grants historically generally commenced after 12 to 18 months of employment, but currently commence in the year following the executive officer’s employment start date so long as the executive officer was employed by October 1 of the preceding year.
    Each of our named executive officers currently holds stock options under our Amended and Restated 2018 Equity Incentive Plan, or the Restated 2018 Plan, and some hold options under our 2008 Equity Incentive Plan, or the 2008 Plan, and such options were granted subject to the general terms of the applicable plan and the applicable forms of stock option agreement thereunder. The specific vesting terms of each named executive officer’s stock options are described below under “—Outstanding Equity Awards at December 31, 2020.” For additional information about our equity compensation plans, please see the section titled “—Equity Compensation Plans” below.
    We currently grant all equity awards pursuant to the Restated 2018 Plan. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant, and generally vest, for initial new hire grants, as to 25% of the shares subject to the option on the first anniversary of the applicable new hire start date with the remainder vesting on a monthly basis over 36 months thereafter and, for annual grants, on a monthly basis over 48 months, in each case subject to continued service with us through each vesting date. All options have a maximum term of up to 10 years from the date of grant, subject to earlier expiration following the cessation of an executive officer’s continuous service with us. Option vesting is subject to acceleration as described below under “—Employment, Severance and Change in Control Arrangements” and “—Equity Compensation Plans.” Options generally remain exercisable for three months following an executive officer’s cessation of continuous service, except in the event of a termination for cause or due to disability or death.
    In February 2020, the Compensation Committee granted to each of Drs. Woodhouse and Chen a stock option to purchase 400,000 shares and 175,000 shares of our common stock, respectively, which vest as to 1/48th of the shares subject to the option each month from January 1, 2020, subject to each executive’s continued service to us on each applicable vesting date.
    In May 2020, the Compensation Committee approved the grant of a stock option to purchase 300,000 shares of our common stock to Ms. Nolan Mangini in connection with her commencement of employment with us, with such grant being made on the first business day of the month in which she commenced employment and vesting as to 25% of the shares subject to the option on July 13, 2021, with the remainder vesting in 36 equal monthly installments thereafter, subject to Ms. Nolan Mangini’s continued service to us on each applicable vesting date.
    In February 2021, the Compensation Committee approved the grant of a stock option to each of Ms. Nolan Mangini and Dr. Chen to purchase 50,000 shares and 175,000 shares of our common stock, respectively, and recommended that the Board of Directors approve the grant of a stock option to Dr. Woodhouse to purchase 450,000 shares of our common stock, each of which vests as to 1/48th of the shares subject to the option each month from January 1, 2021, subject to each executive’s continued service to us on each applicable vesting date. In March 2021, the Board of Directors approved the grant of Dr. Woodhouse’s option as recommended by the Compensation Committee. Such options were granted as of the second business day following the day on which the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 was filed.
Employment Terms
We have entered into employment agreements or offer letters with each of our named executive officers. Descriptions of such arrangements with our named executive officers are included under the caption “—Employment, Severance and Change in Control Arrangements” below.

Outstanding Equity Awards at December 31, 2020
The following table shows certain information regarding outstanding equity awards at December 31, 2020 for our named executive officers.

	Option Awards(1)(2)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
David J. Woodhouse, Ph.D.	4/22/2015	3/2/2015	270,000(3)	—	7.54	4/21/2025
	1/20/2017	1/1/2017	100,000	—	7.70	1/19/2027
	1/31/2018	1/1/2018	62,500	—	8.14	1/30/2028
	7/25/2018	7/13/2018	500,000	—	11.00	7/24/2028
	2/7/2019	1/1/2019	200,000	—	12.06	2/6/2029
	2/4/2020	1/1/2020	400,000	—	16.47	2/3/2030
Siobhan Nolan Mangini	8/3/2020	7/13/2020	300,000(3)	—	18.88	8/2/2030
Jin-Long Chen, Ph.D.	2/11/2011	1/1/2011	150,000	—	0.60	2/10/2021
	3/2/2012	1/1/2012	99,735	—	1.44	3/1/2022
	1/24/2013	1/1/2013	175,000	—	1.44	1/23/2023
	1/24/2014	1/1/2014	175,000	—	2.16	1/23/2024
	1/31/2015	1/1/2015	200,000	—	4.00	1/30/2025
	1/27/2016	1/1/2016	225,000	—	7.64	1/26/2026
	1/20/2017	1/1/2017	225,000	—	7.70	1/19/2027
	1/31/2018	1/1/2018	200,000	—	8.14	1/30/2028
	2/7/2019	1/1/2019	175,000	—	12.06	2/6/2029
	2/4/2020	1/1/2020	175,000	—	16.47	2/3/2030
_______________________________
(1)Except as otherwise noted, option may be exercised at any time following the date of grant, with any acquired shares that remain unvested as of the officer’s termination date subject to the Company’s right of repurchase.
(2)    Except as otherwise noted, option vests in substantially equal monthly installments over 48 months of continuous service following the vesting commencement date set forth above.
(3)    Option vests over four years of continuous service following the vesting commencement date set forth above, with 25% of the option vesting after completion of 12 months of continuous service and the remainder vesting in substantially equal monthly installments following the completion of each month of continuous service thereafter.
Employment, Severance and Change in Control Arrangements
We have entered into employment agreements or offer letters with each of our named executive officers. We designed these agreements to be part of a competitive compensation package and to keep our named executive officers focused on our business goals and objectives. These agreements or offer letters provide for base salaries and incentive compensation, and each component reflects the scope of each named executive officer’s anticipated responsibilities and the individual experience they bring to the Company. In addition, Dr. Woodhouse’s employment agreement and Ms. Nolan Mangini’s offer letter provide for double-trigger change in control benefits. Each named executive officer is also eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees. The key terms of the offer letters or employment agreements are described below. See also “—Equity Compensation Plans” below for a description of certain vesting acceleration and extended post-termination exercise period benefits in connection with certain termination events and corporate transactions.

David J. Woodhouse, Ph.D.
We entered into an employment agreement with Dr. Woodhouse on July 25, 2018. Pursuant to Dr. Woodhouse’s employment agreement, he was entitled to an annual base salary of $475,000 (most recently increased to $580,000 for 2021).

Pursuant to Dr. Woodhouse’s employment agreement with us, in the event of a termination without cause (and other than as a result of death or disability) or resignation for good reason, in either case on or within 18 months after the effective date of a change in control, and contingent on execution of an effective release of claims against us and satisfaction of certain other conditions, Dr. Woodhouse will be entitled to (i) continued payment of his base salary for 12 months; (ii) payment or reimbursement of COBRA premiums for him and his eligible dependents for up to 12 months; and (iii) full vesting of any unvested equity awards held by Dr. Woodhouse.
Siobhan Nolan Mangini
We entered into an employment offer letter with Ms. Nolan Mangini on May 20, 2020. Pursuant to Ms. Nolan Mangini’s employment offer letter, she was entitled to an annual base salary of $425,000 (most recently increased to $435,000 for 2021) and is eligible to participate in our incentive bonus plan. Further, Ms. Nolan was paid a one-time sign-on bonus of $75,000, repayable on a prorated basis to us if she voluntarily resigns her employment within two years of her employment commencement date. Ms. Nolan Mangini was also entitled to an option to purchase 300,000 shares of our common stock, which was granted in August 2020.

Pursuant to Ms. Nolan Mangini’s employment offer letter, in the event of a termination without cause (and other than as a result of death or disability) or resignation for good reason, in either case on or within 18 months after the effective date of a change in control, and contingent on execution of an effective release of claims against us and satisfaction of certain other conditions, Ms. Nolan Mangini will be entitled to (i) continued payment of her base salary for 6 months; (ii) payment or reimbursement of COBRA premiums for her and her eligible dependents for up to 6 months; and (iii) full vesting of any unvested equity awards held by Ms. Nolan Mangini.

Jin-Long Chen, Ph.D.
We entered into an employment offer letter with Dr. Chen on January 7, 2008. Pursuant to Dr. Chen’s employment offer letter, he was entitled to an initial annual base salary of $300,000 (most recently increased to $530,000 for 2021) and a hiring bonus of $50,000.
Equity Compensation Plans
The principal features of our equity compensation plans are summarized below.
Amended and Restated 2018 Equity Incentive Plan
In January 2018, our Board of Directors adopted, and in May 2018, our stockholders approved, our 2018 Equity Incentive Plan. In March 2019, our Board of Directors and our stockholders approved the Restated 2018 Plan.

The Restated 2018 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards and other forms of equity-based awards, all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Incentive stock options may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants. To date, only stock options have been granted under the Restated 2018 Plan.

Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the Restated 2018 Plan. Our Board of Directors has delegated concurrent authority to administer our Restated 2018 Plan to the Compensation Committee under the terms of the Compensation Committee’s charter. Our Board of Directors may also delegate to one or more of our officers the authority to designate employees (other than other officers) to be recipients of certain awards and determine the number of shares of common stock to be subject to such awards.

Subject to the terms of the Restated 2018 Plan, the plan administrator has the authority in its discretion to, among other things, select recipients of awards, determine the number of shares, terms and conditions and forms of agreement related to awards, construe and interpret terms of the plan and awards, and prescribe, amend and rescind rules related to the plan. All actions of the plan administrator will be final and binding on all persons.

The plan administrator also has the authority to modify outstanding awards under our Restated 2018 Plan, and to reduce the exercise, purchase or strike price of any outstanding award, cancel any outstanding award in exchange for a new award, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock options are granted pursuant to award agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of our Restated 2018 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. All awards granted under our Restated 2018 Plan vest at the rate specified in the award agreement as determined by the plan administrator. Except as otherwise provided in the applicable award agreement, upon a participant’s termination of continuous service, stock options that have not vested will be forfeited. Except as otherwise provided in the Restated 2018 Plan and applicable award agreement, options will remain exercisable for a three-month period following a participant’s termination of services, except that, in general, (i) options terminate immediately upon a termination for cause, (ii) options remain exercisable for 12 months following a termination due to disability, (iii) options remain exercisable for 18 months following a termination due to death and (iv) if a participant dies during the three-month period or the 12-month period described in (ii), options shall not expire until the earlier of 18 months after the participant’s death, any termination in connection with a change in control, the expiration date of the option or the day before the tenth anniversary of the grant date. The equity awards held by certain of our named executive officers are also subject to the double-trigger vesting acceleration benefits described above under “—Employment, Severance and Change in Control Arrangements.”

Our Restated 2018 Plan provides that in the event of a corporate transaction, the successor corporation may assume each outstanding award or may substitute similar awards for each outstanding award. If outstanding awards are not assumed or substituted, the vesting of such awards held by current service providers will accelerate in full prior to the consummation of the transaction, and any awards not exercised will terminate upon closing of the corporate transaction. In addition, the plan administrator may provide for unexercised awards that will otherwise terminate upon closing of the corporate transaction to be cancelled at closing in exchange for a payment equal in value to the amount such award holder would have received in such transaction upon exercise of the award, minus the exercise price.

Under the Restated 2018 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
2008 Equity Incentive Plan
In January 2008, our Board of Directors adopted and our stockholders approved our 2008 Plan. Our 2008 Plan provided for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards to our employees, directors and consultants and those of our affiliates. Only stock options were granted under the 2008 Plan.

Our 2008 Plan expired pursuant to its terms in January 2018, and therefore no new awards may be issued from this plan. However, outstanding options granted under the 2008 Plan will remain outstanding, subject to the terms of the 2008 Plan and the relevant award agreement, until such options are exercised or they terminate or expire by their terms. Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2008 Plan.

Except as otherwise provided in the 2008 Plan and applicable award agreement, options granted under the 2008 Plan will remain exercisable for a three-month period following a participant’s termination of services, except that, in general, (i) options terminate immediately upon a termination for cause, (ii) options remain exercisable for 12 months following a termination due to disability and (iii) options remain exercisable for 18 months following a termination due to death.

Our 2008 Plan provides that in the event of a corporate transaction, the successor corporation may assume each outstanding award or may substitute similar awards for each outstanding award. If outstanding awards are not assumed or substituted, the vesting of such awards held by current service providers will accelerate in full prior to the consummation of the transaction, and any awards not exercised will terminate upon closing of the corporate transaction. In addition, the plan administrator may provide for unexercised awards that will otherwise terminate upon closing of the corporate transaction to be cancelled at closing in exchange for a payment equal in value to the amount such award holder would have received in such transaction upon exercise of the award, minus the exercise price.

Under the 2008 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
2019 Employee Stock Purchase Plan
In March 2019, our Board of Directors adopted, and our stockholders approved, the 2019 Employee Stock Purchase Plan, or the ESPP. The purpose of the ESPP is to enable our eligible employees, through payroll deductions or cash contributions, to purchase shares of our common stock, to increase our employees’ interest in our growth and success and encourage employees to remain in our employment.

Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the ESPP. Our Board of Directors has delegated concurrent authority to administer the ESPP to our Compensation Committee. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code, or the Code, for our U.S. employees. In addition, the ESPP authorizes grants of purchase rights that do not comply with Section 423 of the Code under a separate non-Section 423 component. In particular, where such purchase rights are granted to employees who are employed or located outside the United States, our Board of Directors may adopt rules that are beyond the scope of Section 423 of the Code.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15.0% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board of Directors, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (1) 85% of the fair market value of a share of our common stock on the first date of an offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

In the event of certain significant corporate transactions, including the consummation of: (1) a sale of all our assets, (2) the sale or disposition of 90% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.
Other Elements of Compensation
Health, Welfare and Retirement Benefits
Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability plans, in each case on the same basis as other employees, subject to applicable laws. We provide a 401(k) plan and a matching plan to our employees, including our named executive officers, as discussed in the section below titled “—401(k) Plan and Matching Plan.” We also provide vacation and other paid holidays to all employees, including our named executive officers. We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan in 2020.
401(k) Plan and Matching Plan
We maintain a defined contribution employee retirement plan for our employees, including our named executive officers. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit of $19,500 for 2020 and 2021. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2020 and 2021 may be up to an additional $6,500 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary and matching contributions, subject to established limits and a vesting schedule.

Our NGM Biopharmaceuticals Matching Plan, or our 401(k) Matching Plan, effective January 1, 2011, is intended to be a tax-qualified defined contribution plan under Subsections 401(a) and 401(m) of the Code. All employees are eligible to participate and may enter the 401(k) Matching Plan as of the date they become eligible to participate in the 401(k) plan. Each participant who makes pre-tax contributions to the 401(k) plan is eligible to have a matching contribution in our common stock made by us to his or her 401(k) Matching Plan account, which is generally equal to 50% of the participant’s plan contribution, up to a maximum employer contribution of $750 worth of our common stock per year. We may make additional discretionary contributions for all participants to the 401(k) plan. Each participant’s contributions, and the corresponding investment earnings, are generally not taxable to the participants until withdrawn. Participant contributions are held in trust as required by law. Individual participants may direct the trustee to invest their accounts in authorized investment alternatives.
Perquisites and Other Personal Benefits
We do not provide perquisites or other personal benefits to our named executive officers.
No Tax Gross-Ups
In 2020, we did not make gross-up payments to cover our named executive officers’ personal income taxes that pertained to any of the compensation or perquisites paid or provided by the Company.
Emerging Growth Company Status
We became a public company in April 2019, and we are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) December 31, 2024, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2020
The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options (a)(1)	Weighted- average exercise price of outstanding stock options (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders
2008 Equity Incentive Plan	3,771,150	$5.30	—
Restated 2018 Plan (2)	6,246,768	$13.67	6,186,497
2019 Employee Stock Purchase Plan (2)	—	—	700,074
Equity compensation plans not approved by stockholders	—	—	—
Total	10,017,918	$10.52	6,886,571
___________________________________
(1)The table does not include information regarding the 401(k) Matching Plan. Under the 401(k) Matching Plan, all participating employees may contribute up to the annual Internal Revenue Service contribution limit. The 401(k) Matching Plan permits us to make matching contributions on behalf of plan participants, which matching contributions can be made in common stock. As of December 31, 2020, there were 21,930 shares of common stock reserved under this plan.
(2)The number of shares remaining available for future issuance under the Restated 2018 Plan automatically increases on January 1st each year, through and including January 1, 2029, in an amount equal to 4% of the total number of shares of our capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares as determined by the Board of Directors. On January 1, 2021, the number of shares available for issuance under the Restated 2018 Plan automatically increased by 2,823,565 shares. The number of shares remaining available for future issuance under the ESPP automatically increases on January 1st of each year through and including January 1, 2029, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on such December 31, (ii) 1,000,000 shares of common stock or (iii) a number of shares as determined by the Board of Directors prior to the beginning of each year, which shall be the lesser of (i) or (ii) above. The Board of Directors determined not to increase the number of shares available for issuance under the ESPP on January 1, 2021.

DIRECTOR COMPENSATION
The following table shows for the year ended December 31, 2020 certain information with respect to the compensation of our non-employee directors:
Director Compensation for 2020

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
David V. Goeddel, Ph.D.	69,611	199,996	269,607
Shelly D. Guyer	65,833	199,996	265,829
Carole Ho, M.D.(3)	22,874	499,991	522,865
Suzanne Sawochka Hooper	60,389	199,996	260,385
Mark Leschly	50,000	199,996	249,996
David Schnell, M.D.(4)	55,000	199,996	254,996
Peter Svennilson(5)	15,444	—	15,444
McHenry T. Tichenor, Jr.(6)	60,167	199,996	260,163
_________________________________
(1)Amounts represent the aggregate grant date fair value of stock options granted to our non-employee directors during 2020, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.
(2)    The aggregate number of shares outstanding under all options held by our non-employee directors as of December 31, 2020 are set forth in the table below. As of December 31, 2020, none of our non-employee directors held unvested stock awards other than options.
(3)    Dr. Ho was appointed to our Board of Directors in June 2020.
(4)    Dr. Schnell’s term of office will expire at the Annual Meeting.
(5)    Mr. Svennilson ceased to be a director upon the expiration of his term in May 2020.
(6)    Mr. Tichenor’s term of office will expire at the Annual Meeting.
While cash fees are earned by the individual directors, in some instances the directors request that such compensation be paid to bank accounts of their respective funds.

Name	Number of Shares Underlying Option Awards
David V. Goeddel, Ph.D.	40,806
Shelly D. Guyer	66,003
Carole Ho, M.D.	39,515
Suzanne Sawochka Hooper	103,806
Mark Leschly	40,806
David Schnell, M.D.	40,806
McHenry T. Tichenor, Jr.	40,806
The tables above do not include Dr. Woodhouse, Mr. Rieflin or Dr. Chen because each of Dr. Woodhouse, Mr. Rieflin and Dr. Chen receive no additional compensation for services provided as a director. Drs. Woodhouse and Chen are named executive officers in this Proxy Statement and Mr. Rieflin is an executive officer who is not a named executive officer.
Non-Employee Director Compensation Policy
We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors will be eligible to receive cash compensation for service on our Board of Directors and committees of our Board of Directors.

Each non-employee director receives an annual cash retainer of $40,000 for serving on our Board of Directors.
    The Lead Independent Director is entitled to an additional cash retainer of $25,000 in addition to the annual retainer received by other non-employee directors for serving as our Lead Independent Director.
    The Chairs and members of the three committees of our Board of Directors are entitled to the following additional annual cash retainers:

Board Committee	Chair Fee ($)	Member Fee ($)
Audit Committee	30,000	10,000
Compensation Committee	15,000	6,000
Nominating and Corporate Governance Committee	10,000	5,000
All annual cash compensation amounts are payable in equal quarterly installments in advance within the first 30 days of each fiscal quarter in which the service will occur, prorated based on the days remaining in the calendar quarter.

Newly appointed non-employee directors will receive a one-time initial award of options with a grant date fair value of approximately $500,000, which will vest one-third after the first year, with the remaining shares vesting quarterly in years two and three following the grant date, such that the shares will be fully vested on the third anniversary of the date of grant, subject to the director’s continued service on the Board of Directors. Thereafter, each non-employee director will receive an annual award of options on the date of each annual meeting of stockholders with a grant date fair value of approximately $200,000, which will vest quarterly over one year from the grant date, such that the shares will be fully vested on the earlier of the first anniversary of the date of grant and the day prior to the next annual meeting of stockholders, subject to the director’s continued service on the Board of Directors. In addition, in the event of a change in control (as defined in the Restated 2018 Plan) of the Company, the shares underlying such grants will vest and become exercisable immediately prior to the effectiveness of such change in control.

The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to 100% of the fair market value of the underlying common stock on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us or a corporate transaction, each as provided under the Restated 2018 Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
The following is a summary of transactions since January 1, 2020 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements that are described in the sections titled “Executive Compensation” and “Director Compensation,” and other than compensation arrangements with respect to our executive officers who are not named executive officers. In this regard, the compensation arrangements for 2020 and 2021 for our executive officers who are not named executive officers were in each case approved by our Compensation Committee.
Related-Person Transactions & SEC Compliance Policy
In connection with our initial public offering, we adopted a written Related Person Transactions & SEC Compliance Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director or holder of 5% or more of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
Certain Transactions With or Involving Related Persons
Merck Collaboration
In 2015, we entered into a broad, strategic collaboration with Merck Sharp & Dohme Corp., or Merck, covering the discovery, development and commercialization of novel therapies across a range of therapeutic areas. In March 2019, Merck exercised its option to extend the research phase of the collaboration for two additional years, from March 2020 to March 2022. Under the terms of the collaboration, Merck was required to notify us no later than March 17, 2021 of its unilateral decision whether to exercise its option to extend the research phase of the collaboration for an additional two-year term through March 2024. In March 2021, Merck initiated discussions with us with respect to elements of the ongoing collaboration that might be optimized to better address the evolving interests and priorities of both NGM and Merck. In order to allow negotiations to proceed, the parties have agreed to extend the March 17, 2021 deadline for Merck to deliver its extension notification decision until June 30, 2021.

The aldafermin program was not included in the collaboration and it remains wholly-owned and controlled by us. The collaboration originally included an exclusive worldwide license to our GDF15 agonist program, but, effective May 31, 2019, Merck terminated its license and we regained full rights to the GDF15 agonist program. The collaboration also includes a broad, multi-year drug discovery and early development program financially supported by Merck but scientifically directed by us with input from Merck. For those compounds resulting from this research and development program that progress through a human proof-of-concept trial, Merck generally has a one-time right to exercise its option, at a cost of $20.0 million for each product candidate and related compounds, to obtain an exclusive, worldwide license. If Merck exercises its option with respect to such a product candidate, Merck is responsible, at its own cost, for any further development and commercialization activities. In addition, we have the right, at the start of the first Phase 3 clinical trial for that product candidate, to elect to participate in a worldwide cost and profit share with Merck of up to 50%, as well as the option to co-detail the product, if approved, alongside Merck in the United States. If we elect to participate in the cost and profit share, subject to certain limitations, Merck has agreed to provide us with interest-bearing advances of, and/or assume, up to 25% of our share of the global development costs that Merck will recoup from our share of any profit ultimately resulting from sales of the approved product or, if the product is not approved, other compounds that reach commercialization and are subject to a cost and profit share. If we decide not to participate in the cost and profit share, Merck will owe us milestone payments based on the occurrence of certain clinical development, regulatory and commercial events and royalties as a percentage of global net sales at ascending low double digit to mid-teen percentage rates. For the year ended December 31, 2020, we recognized collaboration and license revenue of $87.4 million under our collaboration with Merck. See Note 5 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for additional information on our collaboration with Merck.

Dr. Perlmutter, who is a Class II director nominee, served as Executive Vice President of Merck & Co., Inc. and President of MRL from April 2013 until his retirement from such positions effective December 31, 2020. From

January through the present, Dr. Perlmutter is acting as chairman of MRL and as a member of the Executive Committee of Merck & Co., in each case in a non-executive, advisory position. He will leave these positions prior to the Annual Meeting. Each of Merck Sharp & Dohme Corp. and MRL is a subsidiary of Merck & Co., Inc.
Indemnification Agreements
We have entered into separate indemnification agreements with our directors and executive officers in addition to the indemnification provided for in our bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and executive officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or executive officer in any claim, action or proceeding arising in his or her capacity as a director or executive officer of the Company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification.
HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure commonly referred to as “householding.” Under this procedure, we may deliver a single copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2020 to multiple stockholders who share the same mailing address. This delivery method will not be used if we receive contrary instructions from one or more of the stockholders sharing a mailing address. This procedure reduces the environmental impact of our annual meetings, reduces our printing and mailing costs and potentially means extra convenience for stockholders. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2020 to any stockholder that elects not to participate in householding.
    To receive, free of charge, a separate copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement or the Annual Report on Form 10-K for the year ended December 31, 2020, or separate copies of any future notice, proxy statement or annual report, you may write or call us at the following mailing address or phone number:
Secretary
NGM Biopharmaceuticals, Inc.
333 Oyster Point Boulevard
South San Francisco
California 94080
Phone: (650) 392-1768
If you are receiving more than one copy of the proxy materials at a single mailing address and would like to participate in householding, please contact the bank, broker or other nominee that holds your shares to request information about eliminating duplicate mailings.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Valerie Pierce
Valerie Pierce
Secretary, Senior Vice President, General Counsel and Chief Compliance Officer
April 28, 2021

A copy of our Annual Report on Form 10-K for the year ended December 31, 2020 is available without charge upon written request to: Secretary, NGM Biopharmaceuticals, Inc., 333 Oyster Point Boulevard, South San Francisco, California 94080. CARD IS VALID fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D29581-P48313

NGM Biopharmaceuticals, Inc.
Annual Meeting of Stockholders
June 8, 2021 7:30 AM PDT
This proxy is solicited by the Board of Directors

The stockholders hereby appoint William J. Rieflin and David J. Woodhouse, Ph.D., or either of them, as proxies, each with the power of substitution, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NGM Biopharmaceuticals, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 AM PDT on June 8, 2021, virtually at www.virtualshareholdermeeting.com/NGM2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

BROADRIDGE FINANCIAL SOLUTIONS, INC.
51 MERCEDES WAY
EDGEWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D29580-P48313

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NGM BIOPHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For	Withhold
1. Election of Directors		
1a. Jin-Long Chen, Ph.D.	☐	☐
1b. Roger M. Perlmutter, M.D., Ph.D.	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date